EXHIBIT 10.13

                        TECHNICAL CONSULTANT AGREEMENT

This Agreement ("this Agreement") is made effective as of 1st January 2004 between: TECHNOLOGY RESEARCH CORPORATION (herein "TRC"), having its principal office at: 5250 140th Ave North Clearwater Florida 33760. and RAYMOND H. LEGATTI, (herein TECHNICAL CONSULTANT), who resides at: 1567 Alexander Road, Belleair, Florida 33756 USA.

The TECHNICAL CONSULTANT shall provide to TRC the services described herein. Therefore, the parties agree as follows:

1.  TERM.
The term shall be for a period of one year, commencing on the effective date, extendable in further one year periods if agreed by both parties within 60 days prior to the date corresponding to the end of the term.

2.  TECHNICAL CONSULTANT COMPENSATION.
For the term of this agreement, TRC shall pay to the Technical Consultant the amount of $125,000 for the period commencing 1st January 2004 to 31st December 2004 payable in 24 continuous twice monthly installments of $5,208.33. Said amount to be paid into the account designated by the Technical Consultant.

3.  EXPENSES.

     3a) If TRC agrees that it is necessary for the Technical Consultant to travel, all such reasonable travel expenses shall be paid by TRC. For the purpose of this agreement expenses are defined, and are to include as follows:

               All transportation costs.
               Hotel accommodation.
               Meals.

     3b) Other expenses:
         Any other normal expenditures made by Technical Consultant for supplies or services that may be needed in support of TRC programs or projects that are considered to be under the spirit of this agreement shall be reimbursable by TRC, such expenses not to exceed $100/month. Expenditures exceeding $100 are to be pre-approved by TRC.


4.  DUTIES OF THE TECHNICAL CONSULTANT.
The main duty is to provide specialized technical expertise to TRC, which may include:

     Represent TRC interests on electrical standard committees e.g. NEMA, EPRI, EEC. CPSC etc.

     Provide to TRC technical advice and expertise on any reasonable request by TRC that falls within the range of knowledge and experience of the Technical Consultant.

     Provide technical support for key accounts (e.g. Applica, Tecumseh, Leviton, etc.)

     On behalf of TRC maintain courtesy contact with international TRC customers where personal relationship exist.

     Participation as expert witness on behalf of TRC when requested.

     Liaison/interface with TRC patent counsel when requested.

5.  ENTIRE AGREEMENT.
This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written.

6 AMENDMENT.
This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties.

7.  SEVERABILITY.
If any provisions of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

8.  WAIVER OF CONTRACTUAL RIGHT.
The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

9.  CONFLICT OF INTEREST.
For the term of this agreement the Technical Consultant agrees not to participate in any other consultation services that is considered to be in conflict with the specialized safety technology practiced by TRC.

10.  TERMINATION
This agreement may be terminated by either party in the event of substantial failure by the other party to fulfill its obligations under the spirit of this agreement through no fault of the terminating party. As of the effective date of termination, the payment obligations described in item 2, TECHNICAL CONSULTANT COMPENSATION, of this agreement are terminated.

11.  APPLICABLE LAW.
This Agreement shall be governed by the laws of Florida





For:  Technology Research Corporation     For:  Technical Consultant
/s/ Robert S. Wiggins   4/28/03             /s/ Raymond H. Legatti   4/30/2003
    Robert S. Wiggins    Date:                  Raymond H Legatti      Date:
    Chairman & Chief Executive Officer